                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use by the Commission only (as permitted by Rule 14a-6(e)(2))

                                 MAXIMUS, INC.
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

--------------------------------------------------------------------------------

                                 MAXIMUS, INC.
                               1356 BEVERLY ROAD
                             MCLEAN, VIRGINIA 22101
                                 (703) 734-4200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 23, 1999

     The Annual Meeting of Shareholders of MAXIMUS, Inc. (the "Company") will be held at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia 22102 on Tuesday, February 23, 1999 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

          1. To elect three Class II Directors to serve until the 2002 Annual Meeting of Shareholders.

          2. To vote on a proposed amendment to the Company's 1997 Equity Incentive Plan to increase the number of shares of the Company's Common Stock as to which awards may be granted under the plan to 3,000,000 shares.

          3. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 16, 1998 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          David R. Francis, Secretary

Dated: December 30, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTER INSTRUCTION CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                MAXIMUS, INC.
                              1356 BEVERLY ROAD
                            MCLEAN, VIRGINIA 22101
                                (703) 734-4200

                                -------------

                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

                              FEBRUARY 23, 1999

                                -------------

GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of MAXIMUS, Inc. (the "Company") for use at the 1999 Annual Meeting of Shareholders to be held on Tuesday, February 23, 1999 (the "Annual Meeting") and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy are first being sent or given to shareholders is December 30, 1998.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended September 30, 1998 (which consists in principal part of the Company's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission) is being mailed to shareholders with the mailing of this Notice and Proxy Statement on or about December 30, 1998. A copy of the Exhibits to the Company's Annual Report on Form 10-K for such year will be furnished to any shareholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, MAXIMUS, Inc., 1356 Beverly Road, McLean, Virginia 22101.

VOTING SECURITIES AND VOTES REQUIRED

     Only shareholders of record at the close of business on December 16, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 20,225,617 shares of common stock, no par value (the "Common Stock"), each of which is entitled to one vote.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter requiring the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     A director may be elected by a plurality of the affirmative votes cast in such election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the proposed amendment to the Company's 1997 Equity Incentive Plan and ratify the Board's selection of accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 16, 1998, regarding the ownership of the Company's Common Stock by (i) the only persons known by the Company to own more than five percent of the outstanding shares,
(ii) all directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and
(iv) all directors and executive officers of the Company as a group.

                                                                SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              --------------------------
                      BENEFICIAL OWNER                          SHARES           PERCENT
                      ----------------                        -----------        -------
David V. Mastran............................................    6,804,492(2)       33.6%
Raymond B. Ruddy............................................    2,721,787(3)       13.5
Margaret Carrera............................................      912,420           4.5
Lynn P. Davenport...........................................      205,476(4)        1.0
Susan D. Pepin..............................................      171,113(5)          *
Russell A. Beliveau.........................................      150,440(6)          *
Robert J. Muzzio............................................      114,799(7)          *
Louis E. Chappuie...........................................       23,878(8)          *
Jesse Brown.................................................       10,000(9)          *
Peter B. Pond...............................................       10,150(9)          *
All directors and executive officers as a group (20
  persons)..................................................    8,921,526(10)      43.4

---------------
  * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

 (1) The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 16, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table. The inclusion therein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed outstanding includes 20,225,617 shares outstanding as of December 16, 1998, plus any shares subject to issuance upon exercise of options held by the person in question that are currently exercisable or exercisable within 60 days after December 16, 1998.

 (2) Includes the holdings of (i) Dr. Mastran's spouse, consisting of 62,129 shares and 3,973 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998 and (ii) Mr. Ruddy, consisting of 2,721,787 shares, who is obligated by written agreement to vote such shares in a manner consistent with instructions received from Dr. Mastran until September 30, 2001. See "Executive Employment Agreements." Dr. Mastran does not, however, have dispositive power over Mr. Ruddy's shares.

 (3) Includes 1,038,047 shares held by trusts for the benefit of Mr. Ruddy's family members.

 (4) Includes 111,592 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998. Also includes the holdings of Mr. Davenport's son consisting of 1,250 shares.

 (5) Includes 111,353 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998.

 (6) Includes 13,294 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998. Also includes 137,146 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

 (7) Consists of (i) 110,826 shares held in a trust of which Mr. Muzzio and his spouse are co-trustees and co-beneficiaries, and (ii) 3,973 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998.

 (8) Consists of (i) 20,218 shares held in a trust of which Mr. Chappuie is trustee, and (ii) 3,660 shares held by Mr. Chappuie through participation in an employee stock ownership plan administered by David M. Griffith & Associates, Ltd. prior to its acquisition by the Company.

 (9) Consists of shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998.

(10) Includes 353,696 shares issuable upon exercise of stock options exercisable within the 60-day period following December 16, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors, certain of its executive officers and persons who own beneficially more than ten percent of the Company's equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during its 1998 fiscal year the Company's directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that (i) reports filed by each of Don L. Brown, Jr., Michael Mount, Luis Vazquez, Jerrold Wolf and Chris Zitzow, officers of the Company, and Louis E. Chappuie, a director and officer of the Company, failed to disclose shares of the Company's Common Stock beneficially owned by such person through participation in an employee stock ownership plan, which reports were subsequently corrected by amendment, (ii) late reports were filed by each of George Casey, Charles Gray, John Parker and Richard E. Taggart, Jr., officers of the Company, reporting their ownership of shares of the Company's Common Stock and (iii) a late report was filed by Mr. Chappuie reporting a sale of shares of the Company's Common Stock.

                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at ten for the coming year. Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's shareholders. At the Annual Meeting, three Class II Directors will be elected to hold office for three years and until their successors are elected and qualified. Russell A. Beliveau, Jesse Brown and Susan D. Pepin, who are presently serving as directors, have been nominated for election as Class II Directors by the Board of Directors. The persons named in the enclosed proxy card (Dr. Mastran, Mr. Ruddy and F. Arthur Nerret) will vote to elect the three nominees for Class II Directors recommended by the Board of Directors unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy card to that effect. The proxy may not be voted for a greater number of persons than the number of nominees named. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

     The following table contains certain information about the nominees for Class II Director and current directors whose terms of office as director will continue after the Annual Meeting. Information with respect to the number of shares of Common Stock beneficially owned by each nominee and director, directly or indirectly, as of December 16, 1998, appears under "Security Ownership of Certain Beneficial Owners and Management."

                                                 BUSINESS EXPERIENCE AND                     DIRECTOR
         NAME AND AGE                              OTHER DIRECTORSHIPS                        SINCE
         ------------                            -----------------------                     --------
                   NOMINEES FOR CLASS II DIRECTORS (PRESENT TERM EXPIRES IN 1999)
Russell A. Beliveau              Russell A. Beliveau has served as President of the           1995
Age: 51                          Company's Business Development Division since September
                                 1998. Prior to that, he served as the President of the
                                 Company's Government Operations Group from 1995 to 1998.
                                 Mr. Beliveau has more than 20 years' experience in the
                                 Health and Human Services Industry during which he has
                                 worked in both government and private sector positions
                                 at the senior executive level. Mr. Beliveau's past
                                 positions include Vice President of Operations at
                                 Foundation Health Corporation of Sacramento, California
                                 from 1988 through 1994 and Deputy Associate Commissioner
                                 (Medicaid) for the Massachusetts Department of Public
                                 Welfare from 1983 until 1988. Mr. Beliveau received his
                                 M.B.A. in Business Administration and Management
                                 Information Systems from Boston College in 1980 and his
                                 B.A. in Psychology from Bridgewater State College in
                                 1974.
Jesse Brown                      Jesse Brown has served as a director of the Company          1997
Age: 54                          since his election by the Board in September 1997. Mr.
                                 Brown, who is currently President of Brown & Associates,
                                 Inc., an international consulting company, served as
                                 Secretary of Veteran Affairs under the Clinton
                                 Administration from 1993 until 1997, and as Executive
                                 Director of the Washington office of Disabled American
                                 Veterans from 1989 to 1993. Mr. Brown is an honors
                                 graduate of Chicago City College and also attended
                                 Roosevelt University in Chicago and Catholic University
                                 in Washington, D.C.
Susan D. Pepin                   Susan D. Pepin has served as the President of the            1996
Age: 44                          Company's Systems Planning Division since 1994 and has
                                 been with the Company since 1988. She has over 17 years'
                                 experience in technical management and consulting with a
                                 focus on health and human services management
                                 information systems. Before joining the Company, Ms.
                                 Pepin served as Director of Eligibility Systems for the
                                 Massachusetts Department of Public Welfare from 1984
                                 until 1987 and a Project Leader for Wang Laboratories,
                                 Inc. from 1979 until 1984. Ms. Pepin received her B.S.
                                 in Home Economics with a concentration in Consumer
                                 Studies and a minor in Business from the University of
                                 New Hampshire in 1976.

                                                 BUSINESS EXPERIENCE AND                     DIRECTOR
         NAME AND AGE                              OTHER DIRECTORSHIPS                        SINCE
         ------------                            -----------------------                     --------
                         CLASS III DIRECTORS (PRESENT TERM EXPIRES IN 2000)
Lynn P. Davenport                Lynn P. Davenport has served as the President of the         1994
Age: 51                          Company's Human Services Division since he joined the
                                 Company in 1991. He has over twenty-three years of
                                 health and human services experience in the areas of
                                 administration, productivity improvement, management
                                 consulting, revenue maximization and management
                                 information systems. Prior to joining the Company, Mr.
                                 Davenport was employed by Deloitte & Touche, and its
                                 predecessor, Touche Ross & Co., in Boston,
                                 Massachusetts, where he became a partner in 1987. Mr.
                                 Davenport received his M.P.A. in Public Administration
                                 from New York University in 1971 and his B.A. in
                                 Political Science and Economics from Hartwick College in
                                 1969.
David V. Mastran                 David V. Mastran has served as President and Chief           1975
Age: 55                          Executive Officer since he founded the Company in 1975.
                                 Dr. Mastran received his Sc. D. in Operations Research
                                 from George Washington University in 1973, his M.S. in
                                 Industrial Engineering from Stanford University in 1966
                                 and his B.S. from the United States Military Academy at
                                 West Point in 1965.
Raymond B. Ruddy                 Raymond B. Ruddy has served as the Chairman of the Board     1985
Age: 55                          of Directors since 1985 and President of the Company's
                                 Consulting Group since 1986. From 1969 until he joined
                                 the Company, Mr. Ruddy served in various capacities with
                                 Touche Ross & Co., including, Associate National
                                 Director of Consulting from 1982 until 1984 and Director
                                 of Management Consulting (Boston, Massachusetts office)
                                 from 1978 until 1983. Mr. Ruddy received his M.B.A. from
                                 the Wharton School of Business of the University of
                                 Pennsylvania and his B.S. in Economics from Holy Cross
                                 College.

                          CLASS I DIRECTORS (PRESENT TERM EXPIRES IN 2001)
Margaret Carrera                 Margaret Carrera has served as President of the              1998
Age: 44                          Company's Carrera Consulting Group division,
                                 Vice-Chairwoman of the Board and a director since the
                                 acquisition of the Carerra Consulting Group ("Carrera")
                                 by the Company in August 1998. Prior to that time she
                                 had served as President of Carrera since its founding in
                                 1991. Ms. Carrera has twenty years of experience in
                                 management information systems. Prior to the founding of
                                 Carrera, she served as West Region Director of
                                 Information Systems consulting for the Public Sector
                                 with Ernst & Young LLP and Vice President of Bank Card
                                 Processing for Bank of America. She has also held
                                 positions at Cambridge Systems Group and Pacific
                                 Telephone. Ms. Carrera received her M.B.A. in Finance
                                 from San Francisco State University in 1980 and her B.A.
                                 in Mathematics and Chemistry from United States
                                 International University in 1975.

                                                 BUSINESS EXPERIENCE AND                     DIRECTOR
         NAME AND AGE                              OTHER DIRECTORSHIPS                        SINCE
         ------------                            -----------------------                     --------
Louis E. Chappuie                Louis E. Chappuie has served as President of DMG-MAXIMUS     1998
Age: 60                          and a director of the Company since the acquisition of
                                 David M. Griffith & Associates, Ltd. ("DMG") by the
                                 Company in May 1998. Prior to that time he served as
                                 President and Chairman of the Board of DMG from 1992 and
                                 1997, respectively. Prior to assuming the presidency of
                                 DMG, he was Executive Vice President of DMG's Western
                                 Practice Area in Sacramento, California for 12 years.
                                 His additional experience includes Arthur Young &
                                 Company and Foreign Service Officer, U.S. State
                                 Department. Mr. Chappuie received his B.A. and M.A. from
                                 the University of Minnesota in 1960 and 1961,
                                 respectively, and has completed course work for a Ph.D.
                                 in Economics.
Robert J. Muzzio                 Robert J. Muzzio has served in various positions with        1996
Age: 64                          the Company since 1979, including Executive Vice
                                 President since 1987, and has more than 30 years of
                                 experience as a health care administrator, health
                                 systems researcher, and personnel and manpower analyst.
                                 Prior to joining the Company, Mr. Muzzio held many
                                 public and private sector positions in the health care
                                 industry, including Life Support Coordinator for the
                                 Morrison Knudsen Saudi Arabia Consortium in 1978 and
                                 1979 and Director of the Personnel Policies Division of
                                 the Office of the Surgeon General, Department of the
                                 Army, from 1976 until 1978. Mr. Muzzio received his M.A.
                                 in Health Care Administration from Baylor University in
                                 1967 and his B.A. in Public Health from San Jose State
                                 College in 1956.
Peter B. Pond                    Peter B. Pond has served as a director of the Company        1997
Age: 54                          since his election by the Board in December 1997. Mr.
                                 Pond is a Principal and Managing Director in the
                                 Investment Banking Department at Donaldson, Lufkin &
                                 Jenrette Securities Corporation in Chicago and is head
                                 of that company's Midwest Investment Banking Group. Mr.
                                 Pond holds a B.S. in Economics from Williams College and
                                 an M.B.A. from the University of Chicago. He is a
                                 director of The Metzler Group, Inc.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which assists the Board in discharging its duties and responsibilities by providing it with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting. The members of the Audit Committee are Messrs. Brown and Pond. The Audit Committee held one meeting during fiscal 1998.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing cash compensation policies with respect to the Company's executive officers, employees, directors and consultants. The Compensation Committee held one meeting during fiscal 1998. The members of the Compensation Committee are Dr. Mastran and Mr. Ruddy. See "Report of the Board of Directors and Compensation Committee."

     During fiscal 1998, the Board of Directors held three meetings, and each director attended all of the meetings of the Board of Directors and of all committees of the Board on which he or she served, except that Ms. Pepin did not attend the February 1998 meeting of the Board.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company do not receive additional compensation for their services as directors. Outside directors are paid a fee of $2,500 for attendance at each meeting of the Board of Directors or committees thereof. During fiscal 1998, outside directors were each paid $7,500 in directors' fees in connection with their services.

     Any director who is not an employee of the Company is eligible to participate in the Company's 1997 Director Stock Option Plan (the "Director Plan"), unless such director irrevocably elects not to participate (an "Eligible Director"). Options under the Director Plan are automatically granted to Eligible Directors upon the election or re-election of such directors. Under the Director Plan, as amended in December 1997, each option consists of 5,000 shares of Common Stock for each year of the term of office to which the director is elected (with any period of term of office less than a year deemed a full year). Such option becomes exercisable with respect to 5,000 shares immediately upon grant and, in the event the grant is for more than 5,000 shares, with respect to an additional 5,000 shares at each subsequent annual meeting of shareholders during which the optionee is an Eligible Director and there remain unvested shares underlying the option. Options granted under the Director Plan have a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange. Currently, the only Eligible Directors are Messrs. Brown and Pond. Upon his election to the Board in September 1997, Mr. Brown received an option for 4,000 shares. In December 1997, the Director Plan was amended by the Board of Directors, and Mr. Brown received an additional option for 6,000 shares. Mr. Pond received an option for 5,000 shares upon his election to the Board in December 1997. Mr. Pond received an additional option for 15,000 shares when he was reelected as a Class I Director for a term of three years at the Company's annual shareholder meeting in February 1998.

     In addition to compensation received for his services as a director, Mr. Pond received, on August 18, 1998 a grant by the Company of options to purchase 150 shares of Common Stock at an exercise price of $23.88 in consideration for consultant services provided to the Company. These options were granted pursuant to the Company's 1997 Equity Incentive Plan and became fully exercisable on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Pond serves as a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in Chicago. DLJ served as a managing underwriter for the initial public offering by the Company of its Common Stock completed in June 1997 and a second public offering of its Common Stock in December 1998. The Company also employs DLJ Investment Management Corp. to manage the Company's securities portfolio.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The table below sets forth certain compensation information for the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended September 30, 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                 COMPENSATION AWARDS(3)
                                       ANNUAL COMPENSATION(1)    ----------------------
                             FISCAL    ----------------------          SECURITIES             ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY      BONUS(2)       UNDERLYING OPTIONS      COMPENSATION(4)
---------------------------  ------    ---------    ---------    ----------------------    ---------------

David V. Mastran..........    1998     $350,841           --                 --                     --
  President and               1997      358,413           --                 --                     --
  Chief Executive Officer     1996      311,538     $190,039                 --                     --

Raymond B. Ruddy..........    1998      350,000           --                 --                $ 6,400
  Chairman of the Board,      1997      350,000           --                 --                  3,067
  Vice President of the       1996      300,000      177,165                 --                 12,000
  Company, and President of
  Consulting Services

Lynn P. Davenport.........    1998      275,000      170,000             10,198                  6,400
  President of Human          1997      259,615      100,000            116,365(5)               6,454
  Services Division           1996      212,884      246,067             13,200                  6,063

Susan D. Pepin............    1998      240,000      100,000              5,999                  6,400
  President of Systems        1997      219,167       85,000            115,411(6)               6,734
  Planning Division.......    1996      184,358      212,883             13,200                  7,374

Russell A. Beliveau.......    1998      255,000       60,000              3,599                  6,400
  President of Business       1997      246,634       75,000             16,874(7)               5,758
  Development                 1996      215,000       70,000              9,900                  8,600


---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year ended September 30, 1998.

(2) Bonuses earned in fiscal 1998 were paid on October 21, 1998 for each of the Named Executive Officers receiving a bonus for such fiscal year. Bonuses earned in fiscal 1997 were paid on October 21, 1997 for each of the Named Executive Officers receiving a bonus for such fiscal year. Bonuses earned in fiscal 1996 were paid on September 30, 1996 for Messrs. Ruddy and Beliveau, on October 21, 1996 for Dr. Mastran, and on December 20, 1996 for Mr. Davenport and Ms. Pepin.

(3) The figures in this column for 1998 represent options to purchase Common Stock at an exercise price of $27.625. The figures in this column for 1996 represent rights to purchase shares of Common Stock at a price of $0.94 per share granted to certain Named Executive Officers in fiscal 1996 for performance during fiscal 1995; all such purchase rights were exercised in March 1996.

(4) The figures in this column represent the amount contributed by the Company to the employee under the Company's 401(k) Plan.

(5) Includes options to purchase 110,000 and 6,365 shares of Common Stock at exercise prices of $1.46 and $26.50 per share, respectively.

(6) Includes options to purchase 110,000 and 5,411 shares of Common Stock at exercise prices of $1.46 and $26.50 per share, respectively.

(7) Includes options to purchase 12,100 and 4,774 shares of Common Stock at exercise prices of $1.46 and $26.50 per share, respectively.

     Option Grant Table. The following table sets forth certain information concerning options granted to the Named Executive Officers in the fiscal year ended September 30, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL
                                                    INDIVIDUAL GRANTS                           REALIZABLE
                                 --------------------------------------------------------    VALUE OF ASSUMED
                                                   PERCENT                                    ANNUAL RATES OF
                                  NUMBER OF        OF TOTAL                                     STOCK PRICE
                                  SECURITIES       OPTIONS        EXERCISE                   APPRECIATION FOR
                                  UNDERLYING      GRANTED TO       OR BASE                    OPTION TERM(2)
                                   OPTIONS        EMPLOYEES         PRICE      EXPIRATION   -------------------
NAME                              GRANTED(1)    IN FISCAL YEAR    ($/SHARE)       DATE         5%        10%
----                             ------------   --------------   -----------   ----------   --------   --------

David V. Mastran...............        --             --               --          --             --         --
Raymond B. Ruddy...............        --             --               --          --             --         --
Lynn P. Davenport..............     6,365            1.1%          $26.50         (1)       $106,077   $268,821
Susan D. Pepin.................     5,411            0.9            26.50         (1)         90,178    228,529
Russell A. Beliveau............     4,774            0.8            26.50         (1)         79,562    201,626

---------------
(1) These options were granted on October 28, 1997 under the Company's 1997 Equity Incentive Plan. Each option expires upon the earlier of the termination of the Named Executive Officer's employment with the Company or October 28, 2007.

(2) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.

     Fiscal Year-End Option Values. The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of September 30, 1998:

                        FISCAL YEAR-END OPTION VALUES(1)

                                        NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                             AT FISCAL YEAR-END (#)            AT FISCAL YEAR-END($)(2)
                                        --------------------------------    ------------------------------
NAME                                    EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                                    ------------      --------------    -----------      -------------

David V. Mastran......................         --                 --                --               --
Raymond B. Ruddy......................         --                 --                --               --
Lynn P. Davenport.....................    111,592             14,971        $3,200,768          $48,411
Susan D. Pepin........................    111,353             10,057         3,199,812           33,479
Russell A. Beliveau...................     13,294              7,179           356,160           24,667

---------------
(1) No options were exercised during the fiscal year ended September 30, 1998 by the Named Executive Officers.

(2) Value of unexercised in-the-money options represents the difference between the last reported sales price of the Company's Common Stock as reported by the New York Stock Exchange on September 30, 1998 ($30.50) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into Executive Employment, Non-Compete, Confidentiality and Stock Restriction Agreements with the Chief Executive Officer and each of the Named Executive Officers of the Company (each, an "Executive Agreement") pursuant to which each individual has agreed to serve as an officer of the Company. Under the terms of the Executive Agreements, each officer is entitled to a base salary and a year-end bonus consistent with the Company's past practices. The initial base salary for each of Dr. Mastran, Mr. Ruddy, Mr. Beliveau, Mr. Davenport and Ms. Pepin is $350,000, $350,000, $237,500, $250,000 and $220,000, respectively. In addition, Mr. Ruddy's Executive Agreement provides that his aggregate compensation shall not be less than that paid to Dr. Mastran. The term of the employment obligation under each Executive Agreement commenced on June 18, 1997 and continues until September 30, 2001, subject to the right of the Company to terminate each officer if the officer breaches any material duty or obligation to the Company or engages in certain other proscribed conduct. Each Executive Agreement also provides that the officer will not compete with the Company and will maintain the Company's trade secrets in strict confidence. In addition, each Executive Agreement restricts the ability of the officer to sell or transfer shares of Common Stock of the Company held by such officer until June 19, 2001 (the fourth anniversary of the closing of the Company's initial public offering), and grants to the officer certain piggyback registration rights with respect to such shares.

     In the Executive Agreements with each of Raymond B. Ruddy and David V. Mastran, such executives agreed to vote their shares in favor of the election of the other to the Board of Directors, as long as each such executive owns or controls at least 20% of the outstanding Common Stock. Mr. Ruddy currently owns less than 20% of the outstanding shares of the Company's Common Stock and, accordingly, neither Dr. Mastran nor Mr. Ruddy is obligated to vote to elect the other to the Board of Directors. In addition, Mr. Ruddy agreed in his Executive Agreement to vote his shares of Common Stock in a manner consistent with instructions received from Dr. Mastran until September 30, 2001.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for establishing cash compensation policies with respect to the Company's executive officers. The Compensation Committee is currently composed of Dr. Mastran, President and Chief Executive Officer, and Mr. Ruddy, Vice President and Treasurer of the Company, President of the Consulting Group and Chairman of the Board. The full Board of Directors (the "Board") is responsible for approving the equity compensation of executive officers under the Company's 1997 Equity Incentive Plan. The objective of the Company's executive compensation program is to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance shareholder value. This report is submitted by the Board and the Compensation Committee and addresses the compensation policies for fiscal year 1998 as they affected Dr. Mastran, in his capacity as President and Chief Executive Officer of the Company, and each of the top four executive officers other than Dr. Mastran whose combined salary and bonus for fiscal year 1998 exceeded $100,000, named in the preceding compensation tables (the "Other Executive Officers").

  Compensation Philosophy

     The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious executives. The Company's policy is to provide total compensation that is competitive with other companies in comparable lines of business. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective individual performance relative to the Company's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives as well as to reward each executive's achievement of designated targets relating to the Company's annual and long term performance, customer satisfaction and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee and Board apply their judgment in reconciling the program's objectives with the realities of retaining valued employees.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options grants to executive officers in a manner that complies with these performance-based requirements, even though no officer of the Company has to date earned compensation in any year in excess of $1 million.

  Executive Compensation Program

     Annual compensation for the Company's Other Executive Officers consists of three principal elements: base salary, cash bonus and stock options.

     Base Salary. Each of the Other Executive Officers has entered into an employment agreement with the Company (the "Executive Agreements"), each which was approved by the Board in 1997. The minimum annual base salary set forth in each of the Executive Agreements was fixed with reference to each executive's salary history and internal and external equity considerations. At the beginning of each fiscal year, the Compensation Committee engages in a review of the base salaries paid to the Other Executive Officers. In 1998, the annual base salary for each of the Other Executive Officers, except Mr. Ruddy, was adjusted in light of salaries paid to individuals in comparable positions with other companies, including competitors of the Company, as well as individual performance and experience. Mr. Ruddy's executive agreement sets his compensation at the same level as that of Dr. Mastran.

     Cash Bonus. A significant component of the annual compensation of the Other Executive Officers, except for Mr. Ruddy, is comprised of an annual cash bonus. In fiscal 1998, the cash bonuses paid to Mr. Davenport, Ms. Pepin and Mr. Beliveau represented 37.7%, 28.9% and 18.7%, respectively, of each of their respective total compensation for such year. Cash bonuses are tied directly to the Company's financial performance and the contribution of each executive to such performance. In order to determine such contribution, the Committee reviews and evaluates the performance of the department or activity for which each executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

     Equity Ownership. Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock. The purposes of the Company's stock option grant program are to (i) highlight and reinforce the mutuality of long-term interests between employees and the shareholders and
(ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to the Company's growth and development.

     The Company's stock option grants include relatively long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer term success. Generally, stock options vest in equal annual installments over four years commencing on the first anniversary of the date of grant and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. While the Company believes that these longer vesting periods are in the best interest of shareholders, they may result in an increased number of outstanding options compared to companies with shorter vesting schedules.

     The number of shares of Common Stock subject to stock options grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. At the end of each fiscal year, the Company grants to qualified employees options at an exercise price equal to 100% of the fair market value per share on the date of grant. In determining the 1998 fiscal year-end option grants to the Company's executives, the Compensation Committee considered the equity compensation policies of competitors and other companies, both privately held and publicly traded, with comparable capitalizations. The Company expects to continue to apply this philosophy to its future grants of stock options. All of the Other Executive Officers except Mr. Ruddy received option grants in fiscal 1998, as shown in the table above.

     The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether to exercise options which have vested in any particular year is determined by each individual option-holder and not by the Board.

  Dr. Mastran's 1998 Compensation

     Dr. Mastran has an Executive Agreement with the Company that fixes his minimum base annual compensation at $350,000. Dr. Mastran's base compensation was not increased during fiscal 1998. When the Board approved Dr. Mastran's agreement, it set Dr. Mastran's base salary at a level it believed was consistent with Dr. Mastran's salary history at the Company and permitted a large portion of Dr. Mastran's total compensation to be reflected by his annual bonus, which is determined by the Compensation Committee after the end of the fiscal year and reflects the Company's overall financial performance and the contribution of Dr. Mastran to such performance. Despite Dr. Mastran's substantial contributions to the Company's performance in 1998, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in the Company.

                                          MAXIMUS, INC.
                                          BOARD OF DIRECTORS

                                          Russell A. Beliveau
                                          Jesse Brown
                                          Margaret Carrera
                                          Louis E. Chappuie
                                          Lynn P. Davenport
                                          David V. Mastran
                                          Robert J. Muzzio
                                          Susan D. Pepin
                                          Peter B. Pond
                                          Raymond B. Ruddy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1998, the Company's Compensation Committee consisted of Dr. Mastran and Mr. Ruddy. Dr. Mastran has served as President, Chief Executive Officer and a director of the Company since its incorporation in 1975, and Mr. Ruddy has served as Chairman of the Board and an officer of the Company since 1985.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder return on the Company's Common Stock since June 13, 1997, the date on which the Company's Common Stock commenced trading on the New York Stock Exchange, with the cumulative total return for the NYSE Stock Market Index (U.S. Companies) and the NYSE/AMEX/Nasdaq SIC 8740-8749 Stocks Index (Management and Public Relations Services -- U.S. Companies). This graph assumes the investment of $100 on June 13, 1997 in the Company's Common Stock, the NYSE Stock Market Index and the NYSE/AMEX/Nasdaq SIC 8740-8749 Stocks Index and assumes dividends are reinvested.

                                                                             Management and
                                                                            Public Relations
                                                         New York Stock         Services
                                       MAXIMUS, Inc.      Exchange U.S.       Companies U.S.
6/13/97                                 $100.00             $100.00              $100.00
6/30/97                                 $ 99.31             $ 99.61              $105.73
9/30/97                                 $160.76             $107.75              $123.70
12/31/97                                $134.38             $111.50              $113.02
3/31/98                                 $166.32             $125.55              $122.61
6/30/98                                 $159.72             $127.63              $124.00
9/30/98                                 $169.45             $112.32              $ 99.04

                PROPOSAL TO AMEND THE 1997 EQUITY INCENTIVE PLAN

GENERAL

     The 1997 Equity Incentive Plan (the "Equity Plan") was adopted by the Board of Directors in January 1997 and approved by the Shareholders of the Company in February 1997. The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards ("Awards") to employees and consultants capable of contributing significantly to the successful performance of the Company and its affiliates ("Eligible Persons").

     The Equity Plan provides for Awards to be made for up to a total of 1,000,000 shares of Common Stock, subject to adjustment for recapitalization, reorganization and similar capital changes affecting the Common Stock. On August 26, 1998, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock as to which Awards may be granted under the Equity Plan to 3,000,000 shares. This proposal to amend the Equity Plan is being submitted for shareholder approval at the Annual Meeting. In addition, options may be granted under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan. Options to purchase an aggregate of 131,807 shares of Common Stock (the "Assumed Options"), of which options to purchase 4,062 shares have been cancelled and none have been exercised, were granted as a result of the Company's assumption of outstanding options to purchase shares of Common Stock of Carrera Consulting Group ("Carrera") in connection with the August 1998 acquisition of Carrera by the Company.

     As of December 16, 1998, 600 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 1,300,978 shares of Common Stock had been granted, excluding the Assumed Options. Of these options, options to purchase 27,498 shares had been cancelled, options to purchase 48,774 had been exercised and options to purchase an aggregate of 1,224,706 shares remained outstanding. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan. The closing price of the Company's Common Stock on December 16, 1998, as reported by the New York Stock Exchange, was $31.125.

ADMINISTRATION AND ELIGIBILITY

     The authority to make Awards and to administer the Equity Plan has been retained by the Board of Directors. Awards under the Equity Plan are granted at the discretion of the Board, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights, the term and expiration dates of such options and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant. No incentive stock option may be granted under the Equity Plan more than ten years from the Equity Plan's adoption.

     The Board has delegated to the President and the Chairman of the Board of the Company, acting together, the power to grant options under the Equity Plan, in amounts consistent with certain guidelines, to Eligible Persons who are not subject to the reporting requirements of Section 16 of the Exchange Act ("Non-Reporting Persons"). For annual option grants, the guidelines established by the Board are based on the annual cash bonus approved for each Non-Reporting Person. Additionally, grants of options to new hires may not exceed 50,000 shares for each Non-Reporting Person under the guidelines established by the Board.

PROPOSED AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

     The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to Awards under the Equity Plan by 2,000,000 shares to an aggregate of 3,000,000 shares, subject to adjustment for recapitalization, reorganization and similar capital changes affecting the Common Stock. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Persons in the future.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

     If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee both within two years from the date of grant and within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding period described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTE REQUIRED

     The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as accountants of the Company for the fiscal year ending September 30, 1999. Although shareholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider the selection of Ernst & Young LLP.

     The firm of Ernst & Young LLP, independent accountants, examined the Company's financial statements for the year ended September 30, 1998. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

VOTE REQUIRED

     The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

OTHER MATTERS

     Management does not know of any other matters which may properly come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

     The Company's Bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the shareholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the shareholder making the proposal or nomination.

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal office at 1356 Beverly Road, McLean, Virginia 22101, Attention: Secretary, not later than September 1, 1999 for inclusion in the proxy statement for that meeting.

     If a shareholder proposal to be considered at the 2000 Annual Meeting of Shareholders is not received by the Company by November 15, 1999, then the management proxies will be permitted to use their discretionary voting authority when such proposal is raised at the annual meeting, without advising the shareholders of the matter in the Proxy Statement.

EXPENSES OF SOLICITATION

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.



                                          By Order of the Board of Directors,



                                          David R. Francis, Secretary

December 30, 1998

     THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                  MAXIMUS, INC.

                           1997 EQUITY INCENTIVE PLAN


SECTION 1. PURPOSE

           The purpose of the MAXIMUS, Inc. 1997 Equity Incentive Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

           "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

           "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

           "Board" means the Board of Directors of the Company.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

           "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3"); PROVIDED, HOWEVER, that until such committee is appointed, "Committee" means the Board.

           "Common Stock" or "Stock" means the common stock of the Company.

           "Company" means MAXIMUS, Inc.

           "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

           "Effective Date" means January 31, 1997.

           "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

           "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

           "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

           "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

           "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

           "Participant" means a person selected by the Committee to receive an Award under the Plan.

           "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

           "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under
Section 8.

           "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

           "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

           "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

           "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

           "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

SECTION 3. ADMINISTRATION

           The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4. ELIGIBILITY

           All employees and, in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible and other than members of the Committee during their service as such and for such additional periods as are required to ensure that they are "disinterested persons" under Rule 16b-3 with respect to such service, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

SECTION 5. STOCK AVAILABLE FOR AWARDS

           (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

           (b) If the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

SECTION 6. STOCK OPTIONS

           (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

           (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

           (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

           (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

           (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

SECTION 7. STOCK APPRECIATION RIGHTS

           (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

           (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

SECTION 8. PERFORMANCE SHARES

           (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

           (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

           (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9. RESTRICTED STOCK

           (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

           (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10. STOCK UNITS

           (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

           (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11. OTHER STOCK-BASED AWARDS

           (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

           (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

SECTION 12. GENERAL PROVISIONS APPLICABLE TO AWARDS

           (a) Limitations on Transferability. Options shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Committee may in its discretion waive such restriction in any case.

           (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

           (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

           (d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

           (e) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

           (f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

           (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

           (h) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

           (i) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Option in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

           (j) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

           (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 13. MISCELLANEOUS

           (a) Limitation on Number of Shares Granted. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options and SARs that may be granted within any fiscal year to any one Eligible Person under the Plan shall not exceed that number of shares equal to 20% of the total number of shares reserved for issuance under the Plan, except for grants to new hires during the fiscal year of hiring which shall not exceed that number of shares equal to 30% of the total number of shares reserved for issuance under the Plan.

           (b) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

           (c) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

           (d) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

           (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

           (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  MAXIMUS, INC.

         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 23, 1999


           The undersigned shareholder of MAXIMUS, Inc. (the "Company") hereby appoints David V. Mastran, Raymond B. Ruddy and F. Arthur Nerret, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 23, 1999, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (Continued and to be signed on the reverse side)

                                                                     SEE REVERSE
                                                                        SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                  MAXIMUS, INC.
                                February 23, 1999

                 Please Detach and Mail in the Envelope Provided

 ................................................................................
[X] Please mark your
    votes as in this
    example.

                                   WITHHELD
                      FOR          from all
                 all nominees      nominees

1. Election of                                     Nominees: Russell A. Beliveau
   Class II           [ ]             [ ]                    Jesse Brown
   Directors.                                                Susan D. Pepin

FOR, except vote withheld from the following nominee(s):

________________________________________________________

________________________________________________________

                                                       FOR    AGAINST    ABSTAIN
2. To amend the Company's 1997 Equity Incentive
   Plan to increase the number of shares of Common     [ ]      [ ]        [ ]
   Stock as to which awards may be granted under the plan to 3,000,000 shares.

                                                       FOR    AGAINST    ABSTAIN
3. To ratify the selection of Ernst & Young LLP
   as independent public accountants.                  [ ]      [ ]        [ ]

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specification is made, this proxy will be voted "FOR" proposals 1, 2 and 3. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

   MARK HERE FOR                                    MARK HERE IF YOU
   ADDRESS CHANGE    [ ]                            PLAN TO ATTEND THE   [ ]
   AND NOTE BELOW                                   MEETING

   Address change: _____________________________________________________________

   _____________________________________________________________________________

Signature___________________ Date_________ Signature______________ Date_________

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.